Exhibit 4.1

THIS WARRANT AND THE WARRANT STOCK ISSUABLE UPON EXERCISE HEREUNDER, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR UNLESS SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK

Date of Issuance: [•] Number of Shares: [•]

This Certifies That, for value received, [•], or its registered assigns (the “Holder”), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time before the Expiration Time (as defined below) to purchase from GCT Semiconductor Holding, Inc., a Delaware corporation (the “Company”), up to [•] shares of Warrant Stock (as defined below) at a price per share of U.S. $[•] per share (the “Exercise Price”).

1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings, and capitalized terms used herein and not defined herein shall have the meaning set forth in the Warrant Issuance Agreement dated as of [•] between the Company and Holder:

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock Equivalents” shall mean any securities of the Company or its wholly owned subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expiration Time” shall mean the five (5) years from the date of issuance of this Warrant.

“Person” shall mean any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Warrant” shall include this Warrant and any warrant delivered in substitution or exchange for this Warrant as provided herein.

“Warrant Stock” shall mean the Common Stock, $0.0001 par value per share, of the Company, provided, however, that the Warrant Stock shall mean, in the case of a reclassification, recapitalization or other similar capital reorganization, the securities of the Company issued in exchange for, in lieu of or otherwise for the outstanding Common Stock upon such reclassification, recapitalization or reorganization.

2. EXERCISE OF WARRANT

2.1. Number of Shares; Exercise. The Holder shall have the right to exercise the Warrant, subject to the terms and conditions of this Warrant, with respect to up to [•] shares of Warrant Stock as of the date of issuance of this Warrant. The Company will take all actions reasonably requested by the Holder to effectuate the exercise pursuant to this Section 2.1, including but not limited to the issuance of shares of Warrant Stock on a certificated or non-certificated basis and update of the Company’s stock records to reflect the issuance of the Warrant Stock.

2.2 Exercise Mechanics; Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, in accordance with Section 2.1, on or before the Expiration Time by the delivery of a notice of exercise in substantially the form attached hereto as Exhibit A (the “Notice of Exercise”), duly executed by the Holder, at the principal executive office of the Company, and as soon as practicable after such date, surrendering:

(a) this Warrant and

(b) except in a “cashless exercise” pursuant to Section 2.5, payment in cash (by check) or by wire transfer of an amount equal to the product obtained by multiplying the number of shares of Warrant Stock being purchased upon such exercise by the Exercise Price.

2.3 Partial Exercise; Effective Date of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the Company’s receipt of a Notice of Exercise and the Holder shall be treated for all purposes as the holder of record of such shares as of the close of business on such date (the “Exercise Date”). In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof (or in the event that this Warrant is lost, stolen or destroyed, upon the Company’s receipt of an indemnity agreement) and shall execute and deliver a new Warrant having the same terms as this Warrant for the balance of the shares of Warrant Stock purchasable hereunder as soon as practicable and in any event not more than fifteen (15) days after exercise of this Warrant.

2.4 Number of Shares of Warrant Stock. This Warrant shall be exercisable for up to the aggregate number of shares of Warrant Stock set forth on the cover page of this Warrant.

2.5 Cashless Exercise. This Warrant may also be exercised through a “cashless exercise.” Upon exercise, Holder shall receive the “Net Number” of shares of Warrant Stock determined according to the following formula:

X = Y [(A-B)/A] where
“X” equals the number of Warrant Stock to be issued to the Holder;
“Y” equals the total number of Warrant Stock with respect to which this Warrant is then being exercised;
“A” equals the closing sale price per share of Common Stock as of the trading day on the date immediately preceding the Exercise Date; and
“B” equals the Exercise Price then in effect on the Exercise Date.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the shares of Warrant Stock issued in such a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares of Warrant Stock shall be deemed to have commenced, on the date this Warrant was originally issued (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

2.6 Exercise Limitations. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to this Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates, and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2.6, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.6 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.6, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice from the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within three (3) trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the applicable issuance of shares of Common Stock issuable upon exercise of this Warrant, provided that the Holder may decrease such Beneficial Ownership Limitation upon written notice to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.6 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

3. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, receipt of an indemnity agreement or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant having the same terms as contained in the lost, stolen, destroyed or mutilated Warrant.

4. RESERVATION OF WARRANT STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Warrant Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to authorize sufficient number of shares of Warrant Stock issuable upon exercise of this Warrant.

5. TRANSFER AND EXCHANGE. The Company shall register the Holder in whose name this Warrant is registered upon the books and records maintained by the Company. Subject to compliance with all applicable securities laws, and only with the written consent of the Company, this Warrant and all rights hereunder may be transferred by the Holder, in whole or in part at any time and from time to time, on the books and records of the Company maintained for such purpose at the principal executive office of the Company, in person, or by duly authorized attorney, upon surrender of this Warrant together with a Form of Assignment in substantially the form attached hereto as Exhibit B duly executed by the Holder and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer.

6. RESTRICTIONS ON TRANSFER. By acceptance of this Warrant, the Holder hereby agrees that, absent an effective registration statement filed under applicable securities laws covering the disposition or sale of this Warrant or the Warrant Stock issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable securities laws, the Holder will not sell, offer for sale, pledge, hypothecate or otherwise transfer this Warrant or any shares of Warrant Stock, as the case may be, unless such transfer is exempt from the registration requirements of applicable securities laws. The Company may require an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such transfer.

7. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any securities purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as the Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares of Warrant Stock for an indefinite period; that the Holder understands that shares Warrant Stock will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Holder of registration rights) and will be “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and that the exemption from registration under Rule 144 will not be available unless adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of Warrant Stock may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UNLESS SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

8. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. Prior to exercise, the Holder solely in such Holder’s capacity as a holder of this Warrant shall not be entitled to any right to vote, give or withhold consent to any corporate action, receive notice of meetings or be deemed a holder of the Warrant Stock issuable upon exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by its creditors.

9. NOTICES. Except as may be otherwise provided herein, all notices, including but not limited to Notices of Exercise, requests, waivers and other communications made pursuant to this Warrant shall be in writing and shall be deemed to have been received (a) when hand delivered to the other party; (b) when sent by facsimile to the party’s attention at the email address or facsimile number set forth below, provided that the sending party has confirmation of transmission; (c) five (5) days after deposit in the U.S. mail, first class, postage prepaid and certified or registered with return receipt requested and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. A party may change the addresses given below, or designate additional addresses, for purposes of this section by giving the other party written notice of the new address in the manner set forth above.

To the Holder:	To the Company:
[•] Address of Holder: Telephone Number:_______ Email: ________________ Attn: ______________	GCT Semiconductor Holding, Inc. 2290 North 1st Street, Suite 201 San Jose, CA 95131 Telephone Number: 408-434-6040 Email: jschlaefer@gctsemi.com Attn: John Schlaefer

10. TITLE AND HEADINGS. The titles, captions and headings in this Warrant are included for ease of reference only and will be disregarded in interpreting or construing this Warrant. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “section and exhibits” to this Warrant.

11. LAW GOVERNING. This Warrant shall be governed in all respects by the laws of the State of California, without regard to principles of conflict of laws.

12. SEVERABILITY. In the event that any one or more of the provisions contained in this Warrant shall for any reason be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant.

13. AMENDMENT. This Warrant may not be amended, terminated or waived unless mutually agreed by the Company and the Holder in a written amendment to this Warrant executed by a duly authorized officer of the Company and the Holder. The provisions of this Warrant and any amendment, termination or waiver effected in accordance with this Section 13 shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

14. ENTIRE AGREEMENT. This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

15. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Time falls on a Saturday, Sunday or legal holiday, the Expiration Time shall automatically be extended until 5:00 p.m. Pacific Daylight Time on the next business day.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the Date of Issuance set forth on the cover page of this Warrant.

COMPANY:

GCT Semiconductor Holding, Inc.

Signed:

Print Name: John Schlaefer

Title: Chief Executive Officer

Agreed to and Accepted By:

HOLDER:

[•]

Signed:

Print Name:

Title:

Exhibit A

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

To: GCT Semiconductor Holding, Inc.	Date:_____________________

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Warrant for, and to purchase thereunder, the securities of GCT Semiconductor Holding, Inc., as provided for therein, and

☐ tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________; or

☐ intends that payment of the Exercise Price shall be made as a “cashless exercise” under Section 2.5 of the Warrant for ___________ shares of Warrant Stock.

Please issue a certificate or certificates for such securities in the name of:

Name:

Address:

Note: Unless permitted by the terms of the Warrant and applicable federal and state securities laws, the name specified above must correspond in all respects with the name as written upon the face of the Warrant in every particular without alteration or change whatsoever.

If the number of shares specified in this Notice of Exercise shall not be all of the shares of Warrant Stock purchasable under the Warrant, please issue a new Warrant in the name of the undersigned for the balance remaining of the shares of Warrant Stock purchasable thereunder.

IN WITNESS WHEREOF, the undersigned has caused this Notice of Exercise to be executed by its duly authorized officer as of the date first set forth above.

Signed:

Print Name:

Title:

Exhibit B

FORM OF ASSIGNMENT

(To be executed only upon assignment of Warrant)

To: GCT Semiconductor Holding, Inc.	Date:_____________________

For value received, the undersigned hereby sells, assigns and transfers unto ________________________ the attached Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of shares of Warrant Stock set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	Number of Shares of Warrant Stock

If the number of shares specified to be transferred in this Form of Assignment shall not be all of the shares of Warrant Stock purchasable under the Warrant, please issue a new Warrant in the name of the undersigned for the balance remaining of the shares of Warrant Stock purchasable thereunder.

Signed:

Print Name:

Title: